Exhibit 99.1

Akoya Reports Record Revenue in the First Quarter of 2023 and Reiterates Full Year 2023 Revenue Guidance

May 8, 2023

Q1 2023 revenue $21.4 million, 27% y/y growth

Reiterating FY 2023 revenue guidance range of $95-98 million

MARLBOROUGH, Mass.— Akoya Biosciences, Inc. (Nasdaq: AKYA) (“Akoya”), The Spatial Biology Company®, today announced its financial results for the first quarter ending March 31, 2023.

“Akoya started the year strong, highlighted by record quarterly revenue and our 1000th spatial instrument placement in April, the largest installed base in the rapidly growing spatial biology industry,” said Brian McKelligon, Chief Executive Officer, Akoya Biosciences. “We continue to see robust growth and rising interest in our platforms across the discovery, translational, and clinical markets, as well as strong traction with our new product offerings. Our targeted investments in product development, commercial expansion, and business infrastructure have positioned us well to continue to drive long-term growth, while moving towards business profitability.”

First Quarter 2023 Financial Highlights

●	Total revenue was $21.4 million in the first quarter of 2023, compared to $16.9 million in the prior year period; an increase of 26.6%.
●	Product revenue (which includes instruments, reagents, and software) was $15.5 million in the first quarter of 2023, compared to $13.3 million in the prior year period; an increase of 16.5%.
o	Instrument revenue was $9.6 million, compared to $8.5 million; an increase of 12.9%.
o	Reagent revenue was $5.7 million, compared to $4.6 million; an increase of 23.9%.
●	Service and other revenue totaled $5.9 million in the first quarter of 2023, compared to $3.6 million in the prior year period; an increase of 63.9%.
●	Gross profit was $12.3 million and gross profit margin was 57.4% in the first quarter of 2023.
●	58 instruments were sold in the first quarter of 2023; 19 PhenoCyclers, 39 PhenoImagers (which includes Fusion and HT); compared to 51 instruments sold in the prior year period (14 PhenoCyclers, 37 PhenoImagers).
●	Instrument installed base of 992 as of March 31, 2023 (273 PhenoCyclers, 719 PhenoImagers); compared to an installed base of 748 in the prior year period (196 PhenoCyclers, 552 PhenoImagers); an increase of 33%.
●	Combined-unit PhenoCycler-Fusion installed base of 128 as of March 31, 2023; compared to 23 in the prior year period.
●	$60.2 million of cash and cash equivalents as of March 31, 2023, with $11.3 million in additional debt capacity.

First Quarter 2023 Business Highlights

●	As of March 31, 2023, there have been 860 total publications featuring Akoya’s platforms; 62% growth from 530 total publications as of March 31, 2022.
●	Akoya shipped its 1000th instrument in April, a major milestone for the company and the largest installed base in the spatial biology industry.

●	At the 2023 American Association of Cancer Research (AACR) conference held from April 16-19, Akoya launched two new commercial product offerings, including the high-plex modular PhenoCode Discovery Panels on the PhenoCycler-Fusion platform, to further increase speed and simplicity of the workflow, and the partnered Enable Medicine Cloud Platform, for enhanced and rapid data analysis of high-plex images, with the potential to improve outcomes in both clinical and research settings.
●	Johnny Ek appointed as new Chief Financial Officer, who brings more than 20 years of financial leadership experience across the diagnostics and life sciences tools industries, and Joe Driscoll has retired after more than four successful years as Chief Financial Officer.
●	Jennifer Kamocsay appointed as Akoya’s first General Counsel, who brings over a decade of experience as a corporate and M&A attorney, to oversee all company legal activities and provide strategic guidance and corporate governance oversight.

2023 Financial Outlook

The Company, based on its current plans and initiatives, continues to expect full year 2023 revenue guidance range of $95-98 million.

Webcast and Conference Call Details

Akoya will host a conference call today, May 8, 2023, at 5:00 p.m. Eastern Time to discuss its first quarter 2023 financial results. Investors interested in listening to the conference call are required to register online. A live webcast of the conference call will be available on the “Investors” section of the Company's website at https://investors.akoyabio.com/. The webcast will be archived on the website following the completion of the call for three months.

Forward-Looking Statements

This press release contains forward-looking statements that are based on management’s beliefs and assumptions and on information currently available to management. All statements contained in this release other than statements of historical fact are forward-looking statements, including expectations regarding our ability to market and sell our PhenoCycler and PhenoImager platforms and our other products and services, our ability to increase awareness of spatial biology technology, our ability to execute on our plans and expectations, our research and development efforts and other matters regarding our business strategies, future performance, use of capital, results of operations and financial position and plans and objectives for future operations.

In some cases, you can identify forward-looking statements by the words “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements. These risks, uncertainties and other factors are described under "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and elsewhere in the documents we file with the Securities and Exchange Commission from time to time. We caution you that forward-looking statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain. As a result, the forward-looking statements may not prove to be accurate. The forward-looking statements in this press release represent our views as of the date hereof. We undertake no obligation to update any forward-looking statements for any reason, except as required by law.

About Akoya Biosciences

As The Spatial Biology Company®, Akoya Biosciences’ mission is to bring context to the world of biology and human health through the power of spatial phenotyping. The Company offers comprehensive single-cell imaging solutions that allow researchers to phenotype cells with spatial context and visualize how they organize and interact to influence disease progression and response to therapy. Akoya offers a full continuum of spatial phenotyping solutions to serve the diverse needs of researchers across discovery, translational and clinical research: PhenoCode™ Panels and PhenoCycler®, PhenoImager® Fusion and PhenoImager HT Instruments. To learn more about Akoya, visit www.akoyabio.com.

Investor Contact:

Priyam Shah

Sr. Director, Investor Relations

Akoya Biosciences

investors@akoyabio.com

Media Contact:

Christine Quern

617-650-8497

media@akoyabio.com

AKOYA BIOSCIENCES, INC. AND SUBSIDIARY

Condensed Consolidated Balance Sheets (unaudited)

(in thousands)

	March 31, 2023	December 31, 2022
Assets
Current assets
Cash and cash equivalents	$60,247	$74,229
Marketable securities	—	6,989
Accounts receivable, net	12,943	9,729
Inventories, net	14,507	14,486
Prepaid expenses and other current assets	3,977	6,764
Total current assets	91,674	112,197
Property and equipment, net	10,425	10,174
Demo inventory, net	1,967	2,084
Intangible assets, net	19,496	20,048
Goodwill	18,262	18,262
Operating lease right of use assets, net	10,187	10,785
Financing lease right of use assets, net	1,290	1,490
Other non-current assets	996	991
Total assets	$154,297	$176,031
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable, accrued expenses and other current liabilities	$22,983	$27,147
Current portion of operating lease liabilities	2,975	3,009
Current portion of financing lease liabilities	608	620
Deferred revenue	6,657	6,279
Total current liabilities	33,223	37,055
Deferred revenue, net of current portion	2,545	2,114
Long-term debt, net	63,455	63,277
Contingent consideration liability, net of current portion	4,626	6,039
Operating lease liabilities, net of current portion	7,698	8,203
Financing lease liabilities, net of current portion	539	675
Other long-term liabilities	87	87
Total liabilities	112,173	117,450
Total stockholders' equity	42,124	58,581
Total liabilities and stockholders' equity	$154,297	$176,031

AKOYA BIOSCIENCES, INC. AND SUBSIDIARY

Consolidated Statements of Operations (unaudited)

(in thousands, except share and per share amounts)

	Three months ended
	March 31,	March 31,
	2023	2022
Revenue:
Product revenue	$15,524	$13,343
Service and other revenue	5,886	3,551
Total revenue	21,410	16,894
Cost of goods sold:
Cost of product revenue	5,751	4,080
Cost of service and other revenue	3,366	2,718
Total cost of goods sold	9,117	6,798
Gross profit	12,293	10,096
Operating expenses:
Selling, general and administrative	21,758	18,193
Research and development	5,773	5,714
Change in fair value of contingent consideration	227	200
Depreciation and amortization	1,971	1,543
Total operating expenses	29,729	25,650
Loss from operations	(17,436)	(15,554)
Other income (expense):
Interest expense	(2,054)	(749)
Interest income	765	22
Other expense, net	(48)	(96)
Loss before provision for income taxes	(18,773)	(16,377)
Provision for income taxes	(29)	(22)
Net loss	$(18,802)	$(16,399)
Net loss per share attributable to common stockholders, basic and diluted	$(0.49)	$(0.44)
Weighted-average shares outstanding, basic and diluted	38,326,024	37,464,496